UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2021

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

DELAWARE	001-39717	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 Route 25A, No. 2

East Setauket, New York 11733

(Address of principal executive offices)

(631) 830-7092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common	LIXT	Nasdaq Capital Market
Warrant to Purchase Common Stock	LIXTW	Nasdaq Capital Market

Item 1.01. Entry into a Material Agreement.

On February 26, 2021, Lixte Biotechnology Holdings, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Registered Offering”), 1,133,102 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an offering price of $3.70 per share.

The Registered Offering resulted in gross proceeds of approximately $4,192,000 before deducting the placement agent’s fees and related offering expenses. The Shares were offered by the Company pursuant to a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-252430), which was initially filed with the Securities and Exchange Commission (the “Commission”) on February 5, 2021, and was declared effective on February 5, 2021. The Registered Offering closed on March 2, 2021.

The Purchase Agreement also contains customary conditions to closing, representations and warranties of the Company, and termination rights of the parties, as well as certain indemnification obligations of the Company and ongoing covenants for the Company, including a prohibition on the Company conducting certain variable rate transactions for a period of 180 days from the closing of the Registered Offering, subject to certain exceptions.

Placement Agent’s Fees and Expenses

Pursuant to an engagement agreement, dated February 26, 2021, the Company engaged WestPark Capital, Inc. and WallachBeth Capital, LLC (the “Placement Agents”) to act as the Company’s exclusive placement agents in connection with the Registered Offering. The Company has agreed to pay the Placement Agents a cash fee equal to 7.75 % of the aggregate gross proceeds raised in the Registered Offering, and a non-accountable expense allowance equal to 1.73% and has agreed to reimburse the Placement Agents for their out-of-pocket expenses including up to $75,000 for expenses of their legal counsel.

The Company has issued to the Placement Agents, or its designees, warrants (the “Placement Agents’ Warrants”) to purchase up to 113,310 shares of Common Stock, which represents 10 % of the Shares sold in the Registered Offering. The Placement Agents’ Warrants have an exercise price of $3.70 per share, and a termination date of March 2, 2026. The Placement Agents’ Warrants and the shares of Common Stock underlying the Placement Agents’ Warrants have not been registered under the Securities Act and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof. The Placement Agents’ Warrants and the shares of the Company’s Common Stock underlying the Placement Agents’ Warrants may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

The foregoing summaries of the Purchase Agreement and the Placement Agents’ Warrants do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K (the “Report”), and which are incorporated herein in their entirety by reference.

The Company is filing the opinion of its counsel, TroyGould PC, relating to the legality of the issuance and sale of the Shares, as Exhibit 5.1 hereto and is incorporated by reference.

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This Report does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Placement Agent Fees and Expenses” is hereby incorporated by reference into this Item 3.02 in its entirety. The Placement Agent Warrants and the shares of Common Stock underlying the Placement Agent Warrants have not been registered under the Securities Act and have been issued in reliance on an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof. The Placement Agent Warrants and the shares of the Company’s Common Stock underlying the Placement Agent Warrants may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements. No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell securities. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 8.01. Other Events.

The information in Item 1.01 above is hereby incorporated by reference into this Item 8.01. In connection with the Registered Offering, on March 1, 2021, the Company issued a press release announcing the pricing of the Registered Offering, and on March 2,2020, the Company issued a press release announcing the closing of the Registered Offering. A copy of the press releases is filed as Exhibits 99.1 and 99.2 hereto and are incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) There is filed as part of this report the exhibits listed on the accompanying Index to Exhibits which exhibit is incorporated herein by reference

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2021	LIXTE BIOTECHNOLOGY HOLDINGS, INC.

	By:	/s/ JOHN S. KOVACH
John S. Kovach, Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Form of Placement Agent’s Warrant
5.1	Opinion of TroyGould PC
10.1	Securities Purchase Agreement
99.1	Press Release dated March 1,2021
99.2	Press release dated March 2,2021

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